Rotech Healthcare:

Philip L. Carter
President & Chief Executive Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Announces CEO's Intention to Retire Effective December 31, 2012

ORLANDO, FLA. - July 6, 2012 - Rotech Healthcare Inc. (OTCBB: ROHI.OB) (the “Company”) today announced that Philip L. Carter has notified the Company of his intention to retire as President and Chief Executive Officer on December 31, 2012. Mr. Carter provided this notice pursuant to his amended employment agreement. As previously reported, the Company amended Mr. Carter's employment agreement in August of 2011 specifically in contemplation of Mr. Carter's future retirement and to provide for an orderly succession plan. Mr. Carter will remain on the Company's Board of Directors after his retirement as President and Chief Executive Officer.

The Board of Directors intends to initiate a search process to select the Company's next President and Chief Executive Officer and to engage an executive search firm to assist in the process of evaluating external and internal candidates.

“On behalf of the Board and the entire Company, I would like to thank Phil for his extraordinary leadership over these past ten years,” said Arthur J. Reimers, Chairman of the Board of Directors. “The Company's operations are well positioned for the future, and the Company has a strong management team in place. Based on the transition plan the Company implemented last year with the amendment of Phil's agreement, the Company believes we now have ample lead time for an orderly transition to conduct a thorough and thoughtful search to identify and appoint a successor.”

About Rotech Healthcare Inc.

Rotech Healthcare Inc. is one of the largest providers of home medical equipment and related products and services in the United States, with a comprehensive offering of respiratory therapy and durable home medical equipment and related services. The Company provides home medical equipment and related products and services principally to older patients with breathing disorders, such as chronic obstructive pulmonary diseases (COPD), which include chronic bronchitis, emphysema, obstructive sleep apnea and other cardiopulmonary disorders. The Company provides equipment and services in 49 states through approximately 420 operating locations located primarily in non-urban markets.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended, and section 27A of the Securities Act of 1933, as amended. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding matters discussed in this press release and all statements which are not statements of historical fact. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated or implied in this press release. The following are some but not all of such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond the control of the Company, that could cause results, performance or achievements to differ materially from those anticipated: general economic, financial and business conditions; our ability to successfully transition and retain patients associated with equipment and asset purchases; setting of new reimbursement rates and other changes in reimbursement policies, the timing of reimbursements and other legislative initiatives aimed at reducing health care costs associated with Medicare and Medicaid; issues relating to reimbursement by government and third-party payors for the Company's products and services generally; the impact of competitive bidding on Medicare volume in the impacted competitive bidding areas; the costs associated with government regulation of the health care industry; health care reform and the effect of changes in federal and state health care regulations generally; whether the Company will be subject to additional regulatory restrictions or penalties; issues relating to our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; compliance with federal and state regulatory agencies, as well as accreditation standards and confidentiality requirements with respect to patient information; the effects of competition, industry consolidation and referral sources; recruiting, hiring and retaining qualified employees and directors; compliance with various settlement agreements and corporate compliance programs; the costs and effects of legal proceedings; the Company's ability to meet our working capital, capital expenditures and other liquidity needs; our ability to maintain compliance with the covenants contained in our indentures for our senior secured notes and our senior second lien notes; our ability to maintain current levels of collectability on our accounts receivable; our ability to successfully realize material improvements in bad debt expense levels and revenue adjustments; and other factors as described in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.